Exhibit 10.2

FIRST COMMUNITY CORPORATION

2011 STOCK INCENTIVE PLAN

Restricted Stock UNIT Award Grant Notice

Participant Name:

Company:	First Community Corporation

Employer:

Notice:	A summary of the terms of your grant of Restricted Stock Unit Award is set out in this notice (the “Grant Notice”) but subject always to the terms of the First Community Corporation 2011 Stock Incentive Plan, as amended (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”). Capitalized terms not defined in this Grant Notice but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement, respectively. In the event of any inconsistency between the terms of this Grant Notice, the terms of the Plan and the Award Agreement, the terms of the Plan and the Award Agreement shall prevail.

Type of Award:	Award of restricted stock units (“RSUs”), meaning the right granted to the Participant to receive one share of Stock for each RSU at the end of the specified Vesting Period.

Stock:	Shares of common stock, $1.00 par value per share, of the Company.

Number of RSUs
Subject to Grant:

Grant Date:

Vesting Schedule:	Except as set forth in Section 2 of the Award Agreement, RSUs granted will vest (which for purposes of this Grant Notice and your Award Agreement means that you will become irrevocably entitled to have shares of Stock delivered to you) in accordance with the following schedule, provided that you have provided continuous employment to the Company or any Subsidiary through the end of such vesting period except as otherwise set forth in your Award Agreement:

Vesting Period	Cumulative Percentage of RSUs Vested
Third Anniversary of Grant Date	100%

Delivery of Shares:	Upon vesting, the applicable shares of Stock, subject to required tax withholding, shall be transferred by the Company to the Participant 30 days after the vesting date.

Withholding:	The Company and the Participant will comply with all federal and state laws and regulations respecting the required withholding, deposit and payment of any income, employment or other taxes relating to the Award. A portion of the Stock subject to each RSU may be withheld to cover required taxes, and the net number of shares of Stock will be paid to the Participant.

Acceptance:	You acknowledge receipt of, and understand and agree to, this Grant Notice, the Award Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company or any Participating Employer regarding the RSUs and supersede all prior oral and written Award Agreements on the subject.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Grant Notice as of the Grant Date.

FIRST COMMUNITY CORPORATION	PARTICIPANT

By:
Print Name:	Print Name:
Title:	Address:

Attachments:

1.	Restricted Stock Unit Award Agreement
2.	2011 Stock Incentive Plan

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FIRST COMMUNITY CORPORATION

Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Award Agreement”), First Community Corporation (the “Company”) has granted the Participant, as identified in the Grant Notice, the number of restricted stock units under the Company’s 2011 Stock Incentive Plan (the “Plan”) indicated in the Grant Notice (the “RSUs”). Capitalized terms not defined in this Award Agreement but defined in the Plan or the Grant Notice will have the same definitions as in the Plan or the Grant Notice, respectively.

1.                  Restrictions and Vesting Schedule. The RSUs are being awarded to Participant subject to the conditions set forth in this Award Agreement and the Plan. Subject to the provisions of Section 2 below, the RSUs will vest as provided in the Participant’s Grant Notice. Upon vesting, Participant shall have the right to a number of shares of Common Stock of the Company equal to the number of vested RSUs.

2.                  Vesting and Forfeiture of RSUs Upon Certain Events. Except as otherwise provided below, if and to the extent any of the RSUs are unvested and not previously forfeited on the Participant’s date of termination of employment or service with the Company or any Subsidiary other than as a result of Retirement (as defined below), death or Total Disability, then all such RSUs shall immediately be forfeited.

(a)                Change in Control. In the event of a Change of Control prior to the end of the Vesting Period, all unvested RSUs that have not been previously forfeited shall automatically vest in full immediately prior to the consummation of the Change of Control.

(b)               Death or Permanent and Total Disability. In the event that prior to the end of the Vesting Period the Participant dies or suffers a Permanent and Total Disability, all unvested RSUs that have not been previously forfeited will automatically vest in full immediately on the date of such death or Permanent and Total Disability.

(c)                Retirement. In the event the Participant’s employment with or service as a director, consultant or advisor to the Company or any Subsidiary is terminated prior to the end of the Vesting Period due to the Participant’s Retirement (as defined below) from the Company or any Subsidiary, the RSUs shall vest and not be forfeited in accordance with the Participant’s Grant Notice provided that the Participant remains in full compliance with the restrictive covenants set forth in the Participant’s employment agreement with the Company and First Community Bank (the “Bank”), if any, through the end of the Vesting Period. If at any time following the Participant’s Retirement and prior to the end of the Vesting Period the Participant shall fail to comply with such restrictive covenants, if any, all of the RSUs shall immediately be forfeited. For purposes of this Agreement, “Retirement” shall mean as defined in the Participant’s employment agreement with the Company and the Bank or, if the Participant does not have an employment agreement that defines retirement, shall mean a voluntary termination of employment by the Participant that occurs upon or after both (a) the Participant’s attainment of age 65 and (b) when Participant’s years of service to the Company and its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Company’s 401(k) Plan) is at least 10.

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3.                  Assignment or Transfer of Shares. Unless otherwise provided by the Board, prior to the vesting of the RSUs, Participant may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the RSUs. The RSUs shall be forfeited if Participant violates or attempts to violate these transfer restrictions. After any Stock has been delivered, Participant shall not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any interest in the Stock except in compliance with the provisions herein and the provisions of applicable securities laws.

4.                  Delivery of Shares. Upon vesting of an RSU, the Participant is entitled to one share of Company Stock for each vested RSU. Such Stock, subject to applicable withholding, shall be transferred by the Company to the Participant 30 days after the vesting date.

5.                  Payment and Tax Withholding. Each payment of the RSUs shall be made in shares of Stock. Prior to the receipt of shares of Stock under this Agreement, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Code and applicable state and local income and other tax laws. The Participant may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the RSUs (provided, however, that no shares of Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law); or (c) delivering to the Company previously owned and unencumbered shares of Stock.

6.                  No Ownership Rights Prior to Issuance of Stock. Neither the Participant nor any other person shall become the beneficial owner of the Stock underlying the RSU, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such Stock, unless and until and after such Stock has been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

7.                  Refusal to Transfer. The Company shall not be required to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Award Agreement.

8.                  No Employment Rights. This Award Agreement is not an employment contract and nothing in this Award Agreement shall confer upon the Participant any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time.

9.                  Employee Benefit Plans. The value of the Participant’s RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit plan (“EB Plan”) unless otherwise provided by such EB Plan.

10.              Governing Plan Document. The RSUs granted hereunder are subject to all the provisions of the Plan, the provisions of which are hereby incorporated by reference herein, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Capitalized terms used herein and not defined shall have the meanings assigned in the Plan. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

11.              Adjustments. The RSUs shall be subject to adjustments as provided in Sections 4, 7, 8, 9, 10 and 13 of the Plan.

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12.              Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. Notwithstanding any provision to the contrary herein, payments made with respect to this Agreement may only be made in a manner and upon an event permitted by Section 409A of the Code. Each payment, settlement and delivery made in accordance with this Agreement shall be treated as a “separate payment,” as defined in Treasury Regulation Section 1.409A-2(b)(2), for purposes of Section 409A of the Code.

The Company reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under any Company clawback or recoupment policy regarding incentive compensation (any such policy, including such a policy that may be adopted to address a specific situation before or after the situation occurs, a “clawback policy”) that may be adopted by the Company or the Committee and in effect at any time after the date of this Agreement, or “clawback” requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act to which the Company may be subject. The Participant agrees that any incentive payments to the Participant under any Company annual cash bonus plan, these RSUs and any shares of Stock issued hereunder (and any proceeds form the sale or disposition thereof), shall be subject to any clawback policy that is hereafter adopted by the Company, as and to the extent set forth in any such clawback policy. By accepting this Agreement, the Participant agrees to return to the Company the full amount required by any such clawback policies that are or become applicable to the Participant.

13.              Acknowledgements. No waiver of any breach of any provision of this Award Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision.

14.              Miscellaneous.

(a)                Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five business days after deposit in the United States Mail postage prepared by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case notice, request, waiver or other communication shall be effectively given upon receipt) and address to the party to be notified as set forth above; or (d) two business days after deposit with a national recognized overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its notice address by giving the other party ten days’ written of the new address in the manner set forth above.

(b)               Registration of Stock. It is intended that any Stock received in respect of the RSUs shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Stock received except in compliance with Rule 144. Certificates representing Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Stock as the Company deems appropriate to comply with Federal and state securities laws. If, at any time, the Stock is not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Stock, the Participant shall execute, prior to the delivery of any Stock to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Stock acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Stock shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Stock being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Stock, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

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(c)                Data Protection. By accepting this Agreement (whether by electronic means or otherwise), the Participant hereby consents to the holding and processing of personal data provided by him/her to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to, administering and maintaining Participant records, providing information to any registrars, brokers or their party administrators of the Plan, or providing information to future purchasers of the Company or the business in which the Participant works.

(d)               Counterpart Signature Pages. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.PDF), or by an other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(e)                Successors and Assigns. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Participant, Participant’s successors, and assigns.

(f)                Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

(g)               Entire Award Agreement; Amendment. This Award Agreement, along with the Grant Notice and the Plan constitute the entire Award Agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Award Agreement may only be amended as described in Section 11 of the Plan.

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IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Restricted Stock Unit Award Agreement as of the Grant Date.

FIRST COMMUNITY CORPORATION	PARTICIPANT
By:
Print Name:	Print Name:
Title:	Address:

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